SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):	January 21, 2009

Commission file number: 0-13888

CHEMUNG FINANCIAL CORPORATION (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901
 (Address of principal executive offices) (Zip Code)

(607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 21, 2009, Chemung Financial Corporation , a New York corporation ("CFC"), Chemung Merger Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of CFC ("Merger Sub"), and Canton Bancorp, Inc. ("CBI"), a Pennsylvania corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger Sub will merge with and into CBI (the "Merger") with CBI being the surviving corporation and becoming a wholly owned subsidiary of CFC. Immediately following the Merger, CFC intends that the Surviving Corporation will merge with and into CFC and that CBI's bank subsidiary, Canton Bank will merge with CFC's bank subsidiary, Chemung Canal Trust Company (the "Bank"), with the Bank being the continuing bank.

At the effective time and as a result of this transaction, each issued and outstanding share of CBI common stock will be cancelled and converted into the right to receive $272 payable to the holder in cash.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits
Exhibit No.
2.1	Agreement and Plan of Merger dated as of January 21, 2009.
99.1	Press Release issued jointly by Chemung Financial Corporation and Canton Bancorp, Inc. dated January 21, 2009.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

January 21, 2009	By: Ronald M. Bentley

Ronald M. Bentley
President & Chief Executive Officer